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                                                                    EXHIBIT 21.1


                           NEXTEL INTERNATIONAL, INC.

                              LIST OF SUBSIDIARIES

                                  MAY 30, 1998




COMPANY                                                                                            % INTEREST
-------                                                                                            ----------
McCaw International (Brazil), Ltd. (Virginia)                                                          81%
  Airfone Holdings, Inc. (Delaware)                                                                   100%
    Nextel S.A. (Brazil)                                                                               77%
      Trunkline Telecomunicacoes e Servicos Ltda. (Brazil)                                             20%(1)
      Trunking do Brasil Servicos de Telecomunicacoes Ltda. (Brazil)                                   20%(2)
      Promobile Telecomunicacoes Ltda. (Brazil)                                                        49%(3)
      Telemobile Telecomunicacoes Ltda. (Brazil)                                                       49%(4)
      Air-fone Participacoes e Empreendimentos S/C Ltda. (Brazil)                                     100%
        SOW Comercio e Servicos de Radiofonia Movel Ltda. (Brazil)                                    100%
        Nextel Telecomunicacoes Ltda. (Brazil)                                                        100%
      Master-Tec Industria e Comercio de Produtos Electronicos Ltda. (Brazil)                          49%(5)
      Via Radio Administacao e Participacoes Ltda. (Brazil)
        Via Radio-1 Telecomunicacoes Ltda. (Brazil)                                                   100%
        Comercial Telecar Ltda. (Brazil)                                                              100%
        Telemovel Servicos Ltda. (Brazil)                                                             100%
        ATG-Telecomunicacoes e Comercio Ltda. (Brazil)                                                100%
        Car-Tel Telefonia Movel S/C Ltda. (Brazil)                                                    100%
        Comercial Teleservice Ltda. (Brazil)                                                          100%
        Radio Telecomunicacoes do Brasil Ltda. (Brazil)                                               100%
      MSC Radio Telefonia Ltda. (Brazil)                                                               49%(6)
      LMP Consultoria e Representacoes e Representacoes Ltda. (Brazil)                                 49%(7)
      Telecomunicacoes Brastel S/C Ltda. (Brazil)                                                      49%(8)
      Butler Gorge International Corporation (British Virgin Islands)                                 100%
      Art Consult International S.A. (British Virgin Islands)                                         100%



----------
(1) Butler Gorge International Corporation owns option to purchase 79% and Telcom Ventures LLC owns option to purchase remaining 1%.
(2) Butler Gorge International Corporation owns option to purchase 79% and Telcom Ventures LLC owns option to purchase remaining 1%.
(3)   Butler Gorge International Corporation owns option to purchase remaining
      51%.
(4)   Butler Gorge International Corporation owns option to purchase remaining
      51%.
(5)   McCaw International (Brazil), Ltd. owns option to purchase remaining 51%.
(6)   Nextel S.A. also owns option to purchase remaining 51%.
(7)   McCaw International (Brazil), Ltd. owns option to purchase remaining 51%.
(8)   McCaw International (Brazil), Ltd. owns option to purchase remaining 51%.

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
COMPANY                                                                                       % INTEREST
-------                                                                                       ----------
Nextel International (Services), Ltd. (Delaware)                                                 100%
Nextel International (Delaware), Ltd. (Delaware)                                                 100%
  Nextel International (Mexico), Ltd. (Delaware)                                                 100%
    Comunicaciones Nextel de Mexico S.A. de C.V. (Mexico)                                        100%
    Telecomunicaciones Globales S.A. de C.V. (Mexico)                                              3%
    Clearnet Communications Inc. (Canada)                                                       1.08%(9)
  Nextel International (Holdings), Ltd. (Cayman Islands)                                         100%
    Nextel International (Argentina) LLC (Cayman Islands)                                         99%(10)
    Nextel International (Argentina), Ltd. (Cayman Islands)                                      100%
       Nextel Argentina S.R.L. (Argentina)                                                       100%
    Nextel International Indonesia LLC (Cayman Islands)                                           99%(11)
    Nextel International (Peru) LLC (Cayman Islands)                                              99%(12)
       Comunicaciones Nextel del Peru S.A. (Peru)                                              70.05%
    Nextel International (Philippines) LLC (Cayman Islands)                                       99%(13)
       Top Mega Enterprises, Ltd. (Hong Kong)                                                    100%
         Infocom Communications Network, Inc. (Philippines)                                       30%
  Nextel International Investment Company (Delaware)                                             100%
Nextel International (Japan), Ltd. (Delaware)                                                    100%
    J-Com Co., Ltd.                                                                               21%
Shanghai CCT - McCaw Telecommunications System Co., Ltd. (Shanghai)                               30%




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(9)   As of May 30, 1998, Nextel International, Inc. also holds an additional
      14.40% of Clearnet Communications Inc.
(10)  Remaining 1% owned by Nextel International (Delaware), Ltd.
(11)  Remaining 1% owned by Nextel International (Delaware), Ltd.
(12)  Remaining 1% owned by Nextel International (Delaware), Ltd.
(13)  Remaining 1% owned by Nextel International (Delaware), Ltd.





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